TBS INTERNATIONAL PLC & SUBSIDIARIES                        EXHIBIT 10.2

THIRD AMENDMENT TO LOAN AGREEMENT

by and among

AMOROS MARITIME CORP.
LANCASTER MARITIME CORP.
AND
CHATHAM MARITIME CORP.
as Borrowers

TBS INTERNATIONAL LIMITED
SHERWOOD SHIPPING CORP.
AND
TBS HOLDINGS LIMITED
as Guarantors

TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Parent Guarantor

and

AIG COMMERCIAL EQUIPMENT FINANCE, INC.
as Lender

April 22, 2010

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”) is made and entered into this 22nd day of April, 2010, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., each a Marshall Islands corporation having a mailing address of P.O. Box HM 2522, Hamilton HMGX, Bermuda and a registered address of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrowers”; each, a “Borrower”), TBS International Limited, a Bermuda corporation whose tax domicile is in Ireland (“TBSIL Guarantor”), Sherwood Shipping Corp. (“Sherwood”), TBS Holdings Limited, a Bermuda company (“Bermuda Holdco”), TBS International Public Limited Company, an Irish public limited company (“Parent Guarantor”), and AIG Commercial Equipment Finance, Inc., a Delaware corporation (together with its successors and assigns, “Lender”).  Capitalized terms used and not defined in this Third Amendment shall have the meanings assigned in the Loan Agreement.  This Third Amendment supersedes and replaces the Third Amendment to Loan Agreement dated April 13, 2010.
WHEREAS, Borrowers, TBSIL Guarantor and Lender are parties to that certain Loan Agreement dated February 29, 2008 (the “Original Loan Agreement”; as amended by the First Amendment, the Second Amendment, this Third Amendment, and any future amendments, the “Loan Agreement”); and

WHEREAS, the Original Loan Agreement was amended by that certain First Amendment to Loan Agreement dated as of March 27, 2009 (the “First Amendment”) and that certain Second Amendment to Loan Agreement dated as of December 30, 2009 (the “Second Amendment”); and

WHEREAS, the parties wish to further amend the Loan Agreement in certain respects, and to agree to certain other matters, as more fully addressed below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:

1.           The reference to “ending December 31, 2009” in the defined term “Consolidated EBITDA” in Section 1.01 of the Loan Agreement is hereby deleted.

2.           For purposes of computing “Consolidated EBITDA” as defined in Section 1.01 of the Loan Agreement, the following items shall also be added to Consolidated Net Income to the extent deducted in calculating Consolidated Net Income (and without duplication): (vi) costs incurred during such Measurement Period in connection with the redomiciliation of Parent Guarantor, Bermuda Holdco and TBSIL Guarantor in an aggregate amount not to exceed $3,000,000 for all Measurement Periods, and (vii) any noncash compensation in the form of Equity Interests or other equity awards made to employees of Parent Guarantor and its Subsidiaries in the fiscal years of Parent Guarantor and its Subsidiaries ending December 31, 2010 and December 31, 2011 in an aggregate amount not to exceed $10,000,000 in each such fiscal year (in each case of or by Parent Guarantor and its Subsidiaries for such Measurement Period).

3.           The following language in the defined term “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Loan Agreement will be deleted unless BofA and all other creditors of Parent Guarantor and its Subsidiaries have agreed to such an exclusion in computing the consolidated fixed charge coverage ratio under their loan documents: “, but excluding any principal payments to be made in respect of the “Revolving Credit Facility” under the BofA Credit Agreement or any replacement revolving line of credit facility”.

4.           The entire proviso at the end of the defined term “Consolidated Funded Indebtedness” in Section 1.01 of the Loan Agreement is hereby deleted.

5.           The following language is hereby added at the end of Section 2.07 of the Loan Agreement: “Upon the sale or issuance by any Loan Party or any of its direct or indirect Subsidiaries of any Equity Interests (other than any sales or issuances of Equity Interests to a Loan Party), the Borrowers shall prepay an aggregate principal amount of the Loans equal to the Lender’s Allocated Percentage of all proceeds received therefrom (the “Proceeds”), in each case immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied pro rata to the remaining principal installments under the Notes in the direct order of maturity).  “Lender’s Allocated Percentage” of the proceeds of any sale or issuance of any Equity Interests means the percentage that the aggregate outstanding principal balance of the Notes bears to the aggregate outstanding principal balance of all promissory notes of Parent Guarantor or any of its Subsidiaries.”  Notwithstanding anything in this paragraph 5 to the contrary, as long as no default or Event of Default has occurred under the Loan Agreement or under any of the other documents relating thereto, the Proceeds may be used to cover the remaining equity due under the existing Shipbuilding Contracts but only to the extent the balance in the Restricted Equity Deposit Account and any equity payments made from operating cash flow of Parent Guarantor or any of its Subsidiaries are not sufficient to meet all remaining equity requirements under the existing Shipbuilding Contracts.  “Shipbuilding Contracts” and “Restricted Equity Deposit Account” shall have the meanings assigned to them in that certain Loan Agreement dated March 29, 2007 with The Royal Bank of Scotland plc.

6.         The obligations to prepay and pledge that are set forth in Section 5.12 of the Loan Agreement do not apply with respect to Vessel valuations as of any date on or before December 31, 2010, but do apply with respect to Vessel valuations as of any date after December 31, 2010.

7.         The provisions of Section 6.10(a) of the Loan Agreement are hereby deleted.

8.         Lender hereby agrees to waive any default under Section 6.10(b) of the Loan Agreement with respect to any period ending on or before April 30, 2010 but not thereafter.  Notwithstanding anything in Section 6.10(b) of the Loan Agreement to the contrary, Qualified Cash owned by Parent Guarantor and its Subsidiaries shall not, at any time during any calendar month after April 2010, be less than $15,000,000, of which a minimum average balance of $5,625,000 in each such calendar month must be deposited with Bank of America, N.A. and of which a minimum balance of $5,000,000 (excluding any restricted cash) in each such calendar month must be deposited with The Royal Bank of Scotland PLC.

9.         Lender hereby agrees to waive any default under Section 6.10(c) of the Loan Agreement with respect to any period ending on or before March 31, 2010 but not thereafter.  Notwithstanding anything in Section 6.10(c) of the Loan Agreement to the contrary, the Consolidated Leverage Ratio shall not be greater than: (a) 5.00:1.00 as of June 30, 2010 (for the four fiscal quarter period then ending); (b) 3.75:1.00 as of September 30, 2010 (for the four fiscal quarter period then ending); (c) 3.00:1.00 as of December 31, 2010 (for the four fiscal quarter period then ending) and as of March 31, 2011 (for the four fiscal quarter period then ending); (d) 2.75:1.00 as of June 30, 2011 (for the four fiscal quarter period then ending); and (e) 2.50:1.00 as of September 30, 2011 (for the four fiscal quarter period then ending) and as of the end of each fiscal quarter thereafter (for the four fiscal quarter period then ending).

10.         Lender hereby agrees to waive any default under Section 6.10(d) of the Loan Agreement with respect to any period ending on or before September 30, 2010 but not thereafter.  Notwithstanding anything in Section 6.10(d) of the Loan Agreement to the contrary, the Consolidated Fixed Charge Coverage Ratio shall not be less than: (a) 1.10:1.00 as of December 31, 2010 (for the four fiscal quarter period then ending); (b) 1.30:1.00 as of March 31, 2011 (for the four fiscal quarter period then ending); (c) 1.50:1.00 as of June 30, 2011 (for the four fiscal quarter period then ending); and (d) 1.75:1.00 as of  September 30, 2011 (for the four fiscal quarter period then ending) and as of the end of each fiscal quarter thereafter (for the four fiscal quarter period then ending).

11.         Lender hereby agrees to waive any default under Section 6.10(e) of the Loan Agreement with respect to any period ending on or before December 31, 2009 but not thereafter.  Notwithstanding anything in Section 6.10(e) of the Loan Agreement to the contrary, the Consolidated Interest Coverage Ratio shall not be less than: (a) 2.50:1.00 as of March 31, 2010 (for the four fiscal quarter period then ending); (b) 3.00:1.00 as of June 30, 2010 (for the four fiscal quarter period then ending); and (c) 3.75:1.00 as of September 30, 2010 (for the four fiscal quarter period then ending).

12.         The first sentence in the last paragraph of Section 6.10 of the Loan Agreement is hereby amended and restated into three sentences to read as follows: “Unless otherwise required by Lender as a result of a Default or a Material Adverse Change in a Borrower’s or Guarantor’s financial position, compliance will be tested at the times set forth in the particular financial covenant, based on the consolidated financial statements of Parent Guarantor.  Parent Guarantor shall provide to Lender, as soon as available, but in any event within 20 days after the end of each month, monthly management information including: (i) consolidated operating profit, (ii) consolidated net income, (iii) Consolidated EBITDA, and (iv) Qualified Cash and Availability.  Parent Guarantor shall provide to Lender, promptly upon receipt by Parent Guarantor, any of its Subsidiaries, or any lender under any other credit facility, any report, study, or review conducted or compiled by a consultant or other independent party regarding the business or operations of Parent Guarantor or any of its Subsidiaries.”

13.         Borrowers and Guarantors represent and warrant that the rights and consideration given to Lender in this Third Amendment, and the concessions made by Lender in this Third Amendment, are at least as favorable to Lender as the rights and consideration given to, and concessions made by, any other creditor of Parent Guarantor or any of its Subsidiaries in connection with any existing defaults under any agreement with such other creditor.

14.         This Third Amendment is subject to the conditions precedent that Lender shall have received all of the following, in form and substance acceptable to Lender in its sole discretion:

(a)       fully executed copies of all amendments, waivers or other modifications (reasonably satisfactory to Lender) of each agreement evidencing or securing the existing Indebtedness of Parent Guarantor or any of its Subsidiaries, entered into in connection with any existing defaults under any such agreement;

(b) signed copies of a certificate of an authorized officer of Borrowers, TBSIL Guarantor, Sherwood, Bermuda Holdco and Parent Guarantor which shall certify the names of the officers of such entities authorized to execute and deliver this Third Amendment, and other documents or certificates to be delivered pursuant to this Third Amendment, together with the true signatures of such officers;

(c) copies of the appropriate resolutions and consents of Borrowers, TBSIL Guarantor, Sherwood, Bermuda Holdco and Parent Guarantor approving this Third Amendment, certified by the Secretary (or other appropriate official) of such party as being a true and correct copy thereof;

(d) such other documents, certifications and acknowledgments respecting the Loan Documents or the Security Documents as Lender shall reasonably request;

(e) the continuing compliance by Borrowers and Guarantors of their obligations under the Loan Agreement and the other Loan Documents;

(f) evidence satisfactory to Lender that no Loan Party is in default under the Loan or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected; or, if such default exists, that it has been waived by the applicable creditor; and

(g) Lender’s receipt of all fees and costs of Lender in connection with this Third Amendment and the transactions contemplated hereby.

Lender’s waiver of any condition with respect to this Third Amendment for a particular Borrower or Guarantor shall not be deemed absent express written agreement to constitute a waiver of such condition as it may apply to any other Borrower or Guarantor.

15.         Borrowers and Guarantors confirm and acknowledge that the Loan Documents remain the valid and binding obligations of Borrowers and Guarantors and in full force and effect.

16.           Borrowers agree to pay all costs and expenses in connection with the execution and recordation of this Third Amendment.  In addition, Borrowers shall reimburse Lender for all costs incurred by Lender in connection with Third Amendment and the transactions contemplated hereby, including without limitation, the costs of Lender’s counsel, and the costs of foreign counsel.  Nothing herein shall be deemed to waive or limit Borrowers’ obligation to reimburse and indemnify Lender as provided in Section 8.05 of the Loan Agreement.  Borrowers agree to pay Lender on demand a modification fee of US$139,558 in connection with this Third Amendment, which fee shall be fully earned and non-refundable.

17.           This Third Amendment may be executed separately by the Loan Parties and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

18.           THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS THIRD AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

19.           Borrowers and Guarantors, by executing this Third Amendment, hereby confirm and acknowledge that the amounts owed by them under the Loan Documents are free and clear of any deductions, offsets, counterclaims or other reductions. Borrowers and Guarantors further acknowledge that Lender has fully complied with all of its obligations under the Loan Documents, and hereby waive, release and discharge Lender from and against any claim, right, demand or cause of action arising on or before the date of this Third Amendment out of any act or failure to act by Lender or any breach by Lender of any obligation under or in connection with the Loan Agreement or any of the other Loan Documents, whether arising under theories of contract, tort, lender liability or otherwise.

AMOROS MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

LANCASTER MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

CHATHAM MARITIME CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

TBS INTERNATIONAL LIMITED

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

SHERWOOD SHIPPING CORP.

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

TBS HOLDINGS LIMITED

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

PRESENT WHEN THE COMMON SEAL OF
TBS INTERNATIONAL PUBLIC LIMITED COMPANY,
an Irish public limited company, was affixed hereto

/s/ Christophil B. Costas
By:  Christophil B. Costas
Title:  Attorney in Fact

AIG COMMERCIAL EQUIPMENT FINANCE, INC.

By:  /s/ Rich Johnston
Name:  Rich Johnston
Title:  Vice President